EXHIBIT 99.1

***FOR IMMEDIATE RELEASE***

For: ZIONS BANCORPORATION	Contact: James Abbott
One South Main, 15th Floor	Tel: (801) 524-4787
Salt Lake City, Utah	January 28, 2013
Harris H. Simmons
Chairman/Chief Executive Officer

ZIONS BANCORPORATION REPORTS EARNINGS OF $0.19
PER DILUTED COMMON SHARE FOR FOURTH QUARTER 2012

SALT LAKE CITY, January 28, 2013 – Zions Bancorporation (NASDAQ: ZION) (“Zions” or “the Company”) today reported fourth quarter net earnings applicable to common shareholders of $35.6 million or $0.19 per diluted common share, compared to $62.3 million or $0.34 per diluted share for the third quarter of 2012. Net earnings were adversely affected this quarter by a net amount of $73.6 million pretax, or $0.25 per diluted share, consisting of $83.8 million of other-than-temporary impairment (“OTTI”) on collateralized debt obligation (“CDO”) securities, partially offset by $10.2 million of CDO securities gains.

Fourth Quarter 2012 Highlights

•
Loans and leases, excluding FDIC-supported loans, increased $463 million to $37.1 billion at December 31, 2012. Average loans and leases, excluding FDIC-supported loans, increased only $100 million, as most of the loan growth occurred near quarter-end.

•
Net loan and lease charge-offs declined 51% and nonperforming lending-related assets declined 11% compared to the third quarter. The continued improvement in credit quality resulted in a fourth quarter negative provision for loan losses of $10 million.

•
The OTTI on CDO securities was primarily attributable to significant changes in modeling assumptions related to prepayment speeds and PDs on certain deferring bank holding company trust preferred securities.

•	Tangible common equity per common share improved $0.71 to $20.95 from $20.24 in the third quarter.

- more -

ZIONS BANCORPORATION
Press Release – Page 2
January 28, 2013

“Credit quality and net interest income exceeded our expectations for the fourth quarter of 2012,” said Harris H. Simmons, chairman and chief executive officer. Mr. Simmons continued, “We expect continued reduction in problem loans in the near term, along with relatively stable net interest income, resulting from moderate loan growth offset by some continued net interest margin pressure.” Mr. Simmons concluded, “Over the next several quarters, we expect to execute several capital actions that will significantly reduce interest expense and dividends associated with legacy debt and preferred stock, which should have a favorable effect on our return on equity.”

Reclassifications in Statement of Income
For the fourth quarter of 2012, approximately $9 million of credit card interchange fees were reclassified from interest and fees on loans to other service charges, commissions and fees. In addition, $3 million of income on factored receivables was reclassified from other service charges, commissions and fees to interest and fees on loans. These reclassifications reduced net interest income by approximately $6 million and the net interest margin by 5 basis points for the fourth quarter of 2012. At December 31, 2012, the reclassifications related to factored receivables also increased loan and lease balances by approximately $96 million and the allowance for loan losses by $2 million, with a corresponding reduction in other assets of $94 million. The changes were made primarily to conform with prevailing reporting practices in the banking industry. Current and prior period amounts for all periods presented throughout this press release have been adjusted where appropriate so that amounts are on a comparable basis. There was no change in net earnings for any prior period presented.

Loans
Loans and leases, excluding FDIC-supported loans, increased $463 million on a net basis to $37.1 billion at December 31, 2012, compared to $36.7 billion at September 30, 2012. The increases were predominantly in commercial and industrial and 1-4 family residential loans and were widespread geographically. Decreases of $174 million in commercial owner occupied, construction and land development, and term commercial real estate loans partially offset increases in other loan categories. Most of this increase occurred during the month of December. Average loans and leases, excluding FDIC-supported loans, increased $100 million to $36.7 billion during the fourth quarter of 2012, compared to $36.6 billion during the third quarter of 2012.

Deposits
Average total deposits for the fourth quarter of 2012 increased $1.4 billion, or 3.3%, to $44.9 billion, compared to $43.5 billion for the third quarter of 2012. The increase resulted primarily from a higher level of average noninterest-bearing demand deposits, primarily in nonpersonal accounts, for the fourth quarter of 2012, which were $17.9 billion compared to $16.8 billion for the third quarter of 2012. The ratio of average loans to average deposits was 83% at December 31, 2012, compared to 86% at September 30, 2012.

- more -

ZIONS BANCORPORATION
Press Release – Page 3
January 28, 2013

Debt and Shareholders’ Equity
The tangible common equity ratio was 7.09% at December 31, 2012, compared to 7.17% at September 30, 2012. The decline was primarily due to a 5% increase in total tangible assets, driven primarily by a 24% increase in cash-related balances that resulted from increased deposits late in the year. The estimated common equity tier 1 capital ratio was 9.78% at December 31, 2012, compared to 9.86% at September 30, 2012.

The $89 million after-tax improvement in accumulated other comprehensive income (loss) (“AOCI”) during the fourth quarter related primarily to CDO securities and consisted of $52 million due to the reduction of unrealized losses in AOCI from the OTTI discussed subsequently and $37 million due primarily to net fair value increases.

Net Interest Income
Net interest income (adjusted for the previously-discussed reclassifications) decreased 2% to $430 million for the fourth quarter of 2012, compared to $438 million for the third quarter of 2012. Net interest income during the fourth quarter was reduced by approximately $12 million for the discount amortization resulting from subordinated debt conversions and increased by $13 million from additional accretion on acquired FDIC-supported loans. The net interest margin decreased to 3.47% in the fourth quarter of 2012, compared to 3.58% in the third quarter of 2012. The decrease in the margin continues to reflect both increases in cash equivalents and other low-yielding assets, as well as lower yields on resetting or maturing older loans, which is expected to continue. New loan pricing has been relatively stable in recent months. The cost of interest-bearing deposits continued to decline and was 0.25% in the fourth quarter compared to 0.28% in the third quarter.

Noninterest Income
Noninterest income for the fourth quarter of 2012 was $54 million, compared to $125 million for the third quarter of 2012. The decrease was primarily due to the increased OTTI, partially offset by increased gains on CDO securities, as discussed subsequently. Excluding the incremental pretax effect of these items compared to the third quarter, noninterest income was approximately $128 million in the fourth quarter.

CDO Investment Securities
During the fourth quarter of 2012, the Company recognized credit-related OTTI on CDOs of $83.8 million or $0.28 per diluted share, compared to $2.7 million or $0.01 per diluted share during the third quarter of 2012. The significant increase in OTTI this quarter compared to recent quarters resulted from (1) increasing our assumed probabilities of default (“PDs”) for bank holding company issuers of trust preferred securities that are still deferring, and (2) increasing our near-term prepayment assumptions for some banks. This quarter, the Company observed greater regulatory and restructuring risk than previously modeled in those deferrals that have not yet chosen to or been allowed to resume payments on trust preferred securities. Approximately 61% of the OTTI was attributable solely to the increased PDs. Also this quarter the Company observed a significant increase in prepayments from small bank holding companies, which led us to increase the assumed prepayment rates on issuers with less than $15 billion in assets. The Company also recognized

- more -

ZIONS BANCORPORATION
Press Release – Page 4
January 28, 2013

$10.2 million or $0.03 per diluted share in gains during the quarter, compared to $3.0 million or $0.01 per diluted share in the third quarter, from cash principal payments on CDOs previously written down.

The following table stratifies the CDOs into performing tranches without credit impairment and nonperforming tranches at December 31, 2012:

	December 31, 2012
					Net unrealized losses recognized in AOCI [1]	Weighted average discount rate [2]	% of carrying value to par
(Amounts in millions)	No. of tranches	Par amount	Amortized cost	Carrying value			December 31, 2012	September 30, 2012	Change
Performing CDOs
Predominantly bank CDOs	28	$811	$727	$538	$(189)	7.8%	66%	72%	(6)%
Insurance-only CDOs	22	454	449	327	(122)	8.6%	72%	72%	—%
Other CDOs	6	54	43	38	(5)	9.4%	70%	78%	(8)%
Total performing CDOs	56	1,319	1,219	903	(316)	8.1%	68%	72%	(4)%

Nonperforming CDOs [3]
CDOs credit impaired prior to last 12 months	18	369	251	109	(142)	10.7%	30%	22%	8%
CDOs credit impaired during last 12 months	39	732	441	181	(260)	9.6%	25%	14%	11%
Total nonperforming CDOs	57	1,101	692	290	(402)	10.0%	26%	19%	7%

Total CDOs	113	$2,420	$1,911	$1,193	$(718)	9.0%	49%	49%	—%

1 Amounts presented are pretax.
2 Margin over related LIBOR index.
3 Defined as either deferring current interest (“PIKing”) or OTTI; the majority are predominantly bank CDOs.

The net unrealized pretax losses in AOCI improved to $718 million in the fourth quarter of 2012 from $857 million in the third quarter of 2012 due to OTTI and to significant improvement in credit spreads for junior tranches.

Noninterest Expense
Noninterest expense for the fourth quarter of 2012 was $407 million compared to $395 million for the third quarter of 2012. The increase was due primarily to costs for legal-related matters and increased other real estate expense.

Asset Quality
Net loan and lease charge-offs decreased 51% to $19 million for the fourth quarter of 2012, compared to $38 million for the third quarter of 2012. The $19 million includes $5 million resulting from the new OCC regulatory guidance that requires the write-down of borrowers’ loans discharged in a Chapter 7 bankruptcy even when the loans are performing. Gross charge-offs declined 7% compared to the third quarter and have declined 55% compared to the year-ago period.

- more -

ZIONS BANCORPORATION
Press Release – Page 5
January 28, 2013

Recoveries increased to $36 million for the fourth quarter of 2012, compared to $20 million for the third quarter of 2012. Net charge-offs declined primarily in commercial- and commercial real estate-related loans.

Nonperforming lending-related assets declined 11% to $746 million at December 31, 2012 from $838 million at September 30, 2012. Nonaccrual loans declined 10% to $647 million at December 31, 2012 (including $6 million resulting from the new OCC guidance) from $719 million at September 30, 2012. The ratio of nonperforming lending-related assets to loans and leases and other real estate owned decreased to 1.96% at December 31, 2012, compared to 2.23% at September 30, 2012.

Classified loans, excluding FDIC-supported loans, decreased approximately 2% to $1.77 billion at December 31, 2012, compared to $1.81 billion at September 30, 2012. Approximately 79% of classified loans were current as to principal and interest for the fourth quarter of 2012, compared to 76% for the third quarter of 2012.

The provision (credit) for loan losses was $(10.4) million for the fourth quarter of 2012, compared to $(1.9) million for the third quarter of 2012. The allowance for credit losses was $1.0 billion, or 2.66% of loans and leases at December 31, 2012, essentially unchanged from $1.0 billion, or 2.77% of loans and leases at September 30, 2012.

Conference Call
Zions will host a conference call to discuss these fourth quarter results at 5:30 p.m. ET this afternoon (January 28, 2013). Media representatives, analysts and the public are invited to listen to this discussion by calling 253-237-1247 (domestic and international) and entering the passcode 83645774, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation website at www.zionsbancorporation.com. A replay of the call will be available from approximately 7:30 p.m. ET on Monday, January 28, 2013, until midnight ET on Monday, February 5, 2013, by dialing 404-537-3406 (domestic and international) and entering the same passcode. The webcast of the conference call will also be archived and available for 30 days.

About Zions Bancorporation
Zions Bancorporation is one of the nation's premier financial services companies, consisting of a collection of great banks in select Western markets. Zions operates its banking businesses under local management teams and community identities through approximately 480 offices in 10 Western and Southwestern states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah and Washington. The Company is a national leader in Small Business Administration lending and public finance advisory services. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to subsidiary banks can be accessed at www.zionsbancorporation.com.

Forward-Looking Information
Statements in this press release that are based on other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation

- more -

ZIONS BANCORPORATION
Press Release – Page 6
January 28, 2013

Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that might cause such differences include, but are not limited to: the Company’s ability to successfully execute its business plans and achieve its objectives; changes in general economic and financial market conditions, either internationally, nationally or locally in areas in which the Company conducts its operations, including changes in securities markets and valuations in structured securities and other assets; changes in governmental policies and programs resulting from general economic and financial market conditions; changes in interest and funding rates; continuing consolidation in the financial services industry; new private and governmental legal actions or changes in existing private and governmental legal actions; increased competitive challenges and expanding product and pricing pressures among financial institutions; legislation or regulatory changes which adversely affect the Company’s operations or business (including The Dodd-Frank Wall Street Reform and Consumer Protection Act); and changes in accounting policies, procedures or determinations as may be required by the Financial Accounting Standards Board or other regulatory agencies.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Zions Bancorporation’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov).

Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

- more -

ZIONS BANCORPORATION
Press Release – Page 7
January 28, 2013

Financial Highlights
(Unaudited)

	Three Months Ended
(In thousands, except share, per share, and ratio data)	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
PER COMMON SHARE
Dividends	$0.01	$0.01	$0.01	$0.01	$0.01
Book value per common share [1]	26.73	26.05	25.48	25.25	25.02
Tangible common equity per common share [1]	20.95	20.24	19.65	19.39	19.14

SELECTED RATIOS
Return on average assets	0.43%	0.82%	0.70%	0.69%	0.67%
Return on average common equity	2.91%	5.21%	4.71%	2.21%	3.84%
Tangible return on average tangible common equity	4.07%	7.02%	6.41%	3.18%	5.38%
Net interest margin	3.47%	3.58%	3.56%	3.69%	3.81%

Capital Ratios
Tangible common equity ratio [1]	7.09%	7.17%	6.91%	6.89%	6.77%
Tangible equity ratio [1]	9.15%	9.32%	10.35%	10.24%	11.33%
Average equity to average assets	11.03%	12.22%	12.37%	13.31%	13.27%

Risk-Based Capital Ratios [1,2]
Common equity tier 1 capital	9.78%	9.86%	9.78%	9.71%	9.57%
Tier 1 leverage	10.95%	11.05%	12.31%	12.17%	13.40%
Tier 1 risk-based capital	13.35%	13.49%	15.03%	14.83%	16.13%
Total risk-based capital	15.02%	15.25%	16.89%	16.76%	18.06%

Taxable-equivalent net interest income	$434,252	$442,595	$430,967	$442,340	$462,457

Weighted average common and common-equivalent shares outstanding	183,456,109	183,382,650	183,136,631	182,963,828	182,823,190
Common shares outstanding [1]	184,199,198	184,156,402	184,117,522	184,228,178	184,135,388

1 At period end.
2 Ratios for December 31, 2012 are estimates.

- more -

ZIONS BANCORPORATION
Press Release – Page 8
January 28, 2013

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$1,841,907	$1,060,918	$1,124,673	$1,082,186	$1,224,350
Money market investments:
Interest-bearing deposits	5,978,978	5,519,463	7,887,175	7,629,399	7,020,895
Federal funds sold and security resell agreements	2,775,354	1,960,294	83,529	52,634	102,159
Investment securities:
Held-to-maturity, at adjusted cost (approximate fair value $674,741, $655,768, $715,710, $728,479, and $729,974)	756,909	740,738	773,016	797,149	807,804
Available-for-sale, at fair value	3,091,310	3,127,192	3,167,590	3,223,086	3,230,795
Trading account, at fair value	28,290	13,963	20,539	19,033	40,273
	3,876,509	3,881,893	3,961,145	4,039,268	4,078,872

Loans held for sale	251,651	220,240	139,245	184,579	201,590

Loans, net of unearned income and fees:
Loans and leases	37,137,006	36,674,288	36,319,596	35,998,928	36,507,039
FDIC-supported loans	528,241	588,566	642,246	687,126	750,870
	37,665,247	37,262,854	36,961,842	36,686,054	37,257,909
Less allowance for loan losses	896,087	927,068	973,443	1,011,786	1,051,685
Loans, net of allowance	36,769,160	36,335,786	35,988,399	35,674,268	36,206,224

Other noninterest-bearing investments	855,462	874,903	867,882	875,037	865,231
Premises and equipment, net	708,882	709,188	714,913	715,815	719,276
Goodwill	1,014,129	1,015,129	1,015,129	1,015,129	1,015,129
Core deposit and other intangibles	50,818	55,034	59,277	63,538	67,830
Other real estate owned	98,151	118,190	144,816	158,592	153,178
Other assets	1,290,917	1,335,963	1,420,829	1,405,862	1,494,375
	$55,511,918	$53,087,001	$53,407,012	$52,896,307	$53,149,109

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$18,469,458	$17,295,911	$16,498,248	$16,185,140	$16,110,857
Interest-bearing:
Savings and money market	22,896,624	21,970,062	21,945,230	22,220,405	21,775,841
Time	2,962,931	3,107,815	3,211,942	3,326,717	3,413,550
Foreign	1,804,060	1,398,749	1,504,827	1,366,826	1,575,361
	46,133,073	43,772,537	43,160,247	43,099,088	42,875,609

Securities sold, not yet purchased	26,735	21,708	104,882	47,404	44,486
Federal funds purchased and security repurchase agreements	320,478	451,214	759,591	486,808	608,098
Other short-term borrowings	5,409	6,608	7,621	19,839	70,273
Long-term debt	2,337,113	2,326,659	2,274,571	2,283,121	1,954,462
Reserve for unfunded lending commitments	106,809	105,850	103,586	98,718	102,422
Other liabilities	533,660	484,170	507,151	474,551	510,531
Total liabilities	49,463,277	47,168,746	46,917,649	46,509,529	46,165,881

Shareholders’ equity:
Preferred stock, without par value, authorized 4,400,000 shares	1,128,302	1,123,377	1,800,473	1,737,633	2,377,560
Common stock, without par value; authorized 350,000,000 shares; issued and outstanding 184,199,198, 184,156,402, 184,117,522, 184,228,178, and 184,135,388 shares	4,166,109	4,162,001	4,157,525	4,162,522	4,163,242
Retained earnings	1,203,815	1,170,477	1,110,120	1,060,525	1,036,590
Accumulated other comprehensive income (loss)	(446,157)	(534,738)	(576,147)	(571,567)	(592,084)
Controlling interest shareholders’ equity	6,052,069	5,921,117	6,491,971	6,389,113	6,985,308
Noncontrolling interests	(3,428)	(2,862)	(2,608)	(2,335)	(2,080)
Total shareholders’ equity	6,048,641	5,918,255	6,489,363	6,386,778	6,983,228
	$55,511,918	$53,087,001	$53,407,012	$52,896,307	$53,149,109

- more -

ZIONS BANCORPORATION
Press Release – Page 9
January 28, 2013

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Interest income:
Interest and fees on loans	$462,002	$473,162	$472,926	$481,794	$500,001
Interest on money market investments	6,004	5,349	5,099	4,628	4,308
Interest on securities:
Held-to-maturity	8,130	8,337	9,325	8,959	9,106
Available-for-sale	21,971	22,042	25,090	23,158	21,268
Trading account	150	110	148	338	548
Total interest income	498,257	509,000	512,588	518,877	535,231

Interest expense:
Interest on deposits	16,861	19,049	20,823	23,413	26,645
Interest on short-term borrowings	178	193	256	779	1,221
Interest on long-term debt	51,261	51,597	65,165	57,207	49,699
Total interest expense	68,300	70,839	86,244	81,399	77,565

Net interest income	429,957	438,161	426,344	437,478	457,666
Provision for loan losses	(10,401)	(1,889)	10,853	15,664	(1,426)
Net interest income after provision for loan losses	440,358	440,050	415,491	421,814	459,092

Noninterest income:
Service charges and fees on deposit accounts	44,492	44,951	43,426	43,532	42,873
Other service charges, commissions and fees	46,497	44,679	44,197	39,047	42,781
Trust and wealth management income	7,450	6,521	8,057	6,374	6,481
Capital markets and foreign exchange	7,708	6,026	7,342	5,734	8,106
Dividends and other investment income	13,117	11,686	21,542	9,480	7,805
Loan sales and servicing income	10,595	10,695	10,287	8,352	6,058
Fair value and nonhedge derivative loss	(4,778)	(5,820)	(6,784)	(4,400)	(4,677)
Equity securities gains (losses), net	(682)	2,683	107	9,145	1,961
Fixed income securities gains, net	10,259	3,046	5,519	720	1,288
Impairment losses on investment securities:
Impairment losses on investment securities	(120,082)	(3,876)	(24,026)	(18,273)	(12,351)
Noncredit-related losses on securities not expected to be sold (recognized in other comprehensive income)	36,274	1,140	16,718	8,064	265
Net impairment losses on investment securities	(83,808)	(2,736)	(7,308)	(10,209)	(12,086)
Other	3,309	3,495	2,280	4,045	1,956
Total noninterest income	54,159	125,226	128,665	111,820	102,546

Noninterest expense:
Salaries and employee benefits	220,039	220,223	220,765	224,634	220,290
Occupancy, net	28,226	28,601	28,169	27,951	27,899
Furniture and equipment	27,774	27,122	27,302	26,792	27,036
Other real estate expense	5,266	207	6,440	7,810	14,936
Credit related expense	11,302	13,316	12,415	13,485	14,213
Provision for unfunded lending commitments	959	2,264	4,868	(3,704)	4,360
Legal and professional services	15,717	12,749	12,947	11,096	14,974
Advertising	5,969	7,326	6,618	5,807	7,780
FDIC premiums	10,760	11,278	10,444	10,919	12,012
Amortization of core deposit and other intangibles	4,216	4,241	4,262	4,291	4,741
Other	76,786	67,648	67,426	63,291	76,749
Total noninterest expense	407,014	394,975	401,656	392,372	424,990

Income before income taxes	87,503	170,301	142,500	141,262	136,648
Income taxes	29,817	60,704	51,036	51,859	47,877
Net income	57,686	109,597	91,464	89,403	88,771
Net loss applicable to noncontrolling interests	(566)	(254)	(273)	(273)	(248)
Net income applicable to controlling interest	58,252	109,851	91,737	89,676	89,019
Preferred stock dividends	(22,647)	(47,529)	(36,522)	(64,187)	(44,599)
Net earnings applicable to common shareholders	$35,605	$62,322	$55,215	$25,489	$44,420

Weighted average common shares outstanding during the period:
Basic shares	183,300	183,237	182,985	182,798	182,703
Diluted shares	183,456	183,383	183,137	182,964	182,823

Net earnings per common share:
Basic	$0.19	$0.34	$0.30	$0.14	$0.24
Diluted	0.19	0.34	0.30	0.14	0.24

- more -

ZIONS BANCORPORATION
Press Release – Page 10
January 28, 2013

Loan Balances by Portfolio Type
(Unaudited)

(In millions)	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Commercial:
Commercial and industrial	$11,257	$10,840	$10,471	$10,253	$10,448
Leasing	423	405	406	394	380
Owner occupied	7,589	7,669	7,811	7,886	8,159
Municipal	494	469	477	441	441
Total commercial	19,763	19,383	19,165	18,974	19,428

Commercial real estate:
Construction and land development	1,939	1,956	2,099	2,100	2,265
Term	8,063	8,140	8,012	8,070	7,883
Total commercial real estate	10,002	10,096	10,111	10,170	10,148

Consumer:
Home equity credit line	2,178	2,175	2,181	2,167	2,187
1-4 family residential	4,350	4,181	4,019	3,875	3,921
Construction and other consumer real estate	321	320	328	316	306
Bankcard and other revolving plans	307	295	284	274	291
Other	216	224	232	223	226
Total consumer	7,372	7,195	7,044	6,855	6,931

FDIC-supported loans [1]	528	589	642	687	751
Total loans	$37,665	$37,263	$36,962	$36,686	$37,258

1 FDIC-supported loans represent loans acquired from the FDIC subject to loss sharing agreements.

FDIC-Supported Loans – Effect of Higher Accretion
and Impact on FDIC Indemnification Asset
(Unaudited)

(In thousands)	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Balance sheet:

Change in assets from reestimation of cash flows – increase (decrease):
FDIC-supported loans	$12,970	$17,594	$14,761	$13,171	$17,003
FDIC indemnification asset (included in other assets)	(10,610)	(14,401)	(11,233)	(10,002)	(13,126)

Balance at end of period:
FDIC-supported loans	528,241	588,566	642,246	687,126	750,870
FDIC indemnification asset (included in other assets)	90,074	100,004	117,167	123,862	137,719

	Three Months Ended
(In thousands)	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Statement of income:

Interest income:
Interest and fees on loans	$12,970	$17,594	$14,761	$13,171	$17,003

Noninterest expense:
Other noninterest expense	10,610	14,401	11,233	10,002	13,126
Net increase in pretax income	$2,360	$3,193	$3,528	$3,169	$3,877

- more -

ZIONS BANCORPORATION
Press Release – Page 11
January 28, 2013

Nonperforming Lending-Related Assets
(Unaudited)

(Amounts in thousands)	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011

Nonaccrual loans	$630,810	$699,952	$771,510	$849,543	$885,608
Other real estate owned	90,269	106,356	125,142	129,676	128,874
Nonperforming lending-related assets, excluding FDIC-supported assets	721,079	806,308	896,652	979,219	1,014,482

FDIC-supported nonaccrual loans	16,661	19,454	21,980	22,623	24,267
FDIC-supported other real estate owned	7,882	11,834	19,674	28,916	24,304
FDIC-supported nonperforming assets	24,543	31,288	41,654	51,539	48,571
Total nonperforming lending-related assets	$745,622	$837,596	$938,306	$1,030,758	$1,063,053

Ratio of nonperforming lending-related assets to loans [1] and leases and other real estate owned	1.96%	2.23%	2.52%	2.78%	2.83%

Accruing loans past due 90 days or more, excluding FDIC-supported loans	$9,730	$14,508	$29,460	$38,172	$19,145
Accruing FDIC-supported loans past due 90 days or more	52,314	60,913	70,453	76,945	74,611
Ratio of accruing loans past due 90 days or more to loans [1] and leases	0.16%	0.20%	0.27%	0.31%	0.25%

Nonaccrual loans and accruing loans past due 90 days or more	$709,515	$794,827	$893,403	$987,283	$1,003,631
Ratio of nonaccrual loans and accruing loans past due 90 days or more to loans [1] and leases	1.87%	2.12%	2.41%	2.68%	2.68%

Accruing loans past due 30 - 89 days, excluding FDIC-supported loans	$185,422	$143,539	$142,501	$171,224	$183,976
Accruing FDIC-supported loans past due 30 - 89 days	11,924	15,462	15,519	13,899	24,691

Restructured loans included in nonaccrual loans	215,476	207,089	227,568	276,669	295,825
Restructured loans on accrual	407,026	421,055	393,360	401,554	448,109

Classified loans, excluding FDIC-supported loans	1,767,460	1,810,099	1,880,932	2,076,220	2,056,472

1 Includes loans held for sale.

- more -

ZIONS BANCORPORATION
Press Release – Page 12
January 28, 2013

Allowance for Credit Losses
(Unaudited)

	Three Months Ended
(Amounts in thousands)	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Allowance for Loan Losses
Balance at beginning of period	$927,068	$973,443	$1,011,786	$1,051,685	$1,150,580
Add:
Provision for losses	(10,401)	(1,889)	10,853	15,664	(1,426)
Adjustment for FDIC-supported loans	(1,721)	(5,908)	(5,856)	(1,057)	(2,655)
Deduct:
Gross loan and lease charge-offs	(54,709)	(58,781)	(73,685)	(80,014)	(120,599)
Recoveries	35,850	20,203	30,345	25,508	25,785
Net loan and lease charge-offs	(18,859)	(38,578)	(43,340)	(54,506)	(94,814)
Balance at end of period	$896,087	$927,068	$973,443	$1,011,786	$1,051,685

Ratio of allowance for loan losses to loans and leases, at period end	2.38%	2.49%	2.63%	2.76%	2.82%

Ratio of allowance for loan losses to nonperforming loans, at period end	138.40%	128.87%	122.68%	116.01%	115.59%

Annualized ratio of net loan and lease charge-offs to average loans	0.20%	0.41%	0.47%	0.59%	1.02%

Reserve for Unfunded Lending Commitments
Balance at beginning of period	$105,850	$103,586	$98,718	$102,422	$98,062
Provision charged (credited) to earnings	959	2,264	4,868	(3,704)	4,360
Balance at end of period	$106,809	$105,850	$103,586	$98,718	$102,422

Total Allowance for Credit Losses
Allowance for loan losses	$896,087	$927,068	$973,443	$1,011,786	$1,051,685
Reserve for unfunded lending commitments	106,809	105,850	103,586	98,718	102,422
Total allowance for credit losses	$1,002,896	$1,032,918	$1,077,029	$1,110,504	$1,154,107

Ratio of total allowance for credit losses to loans and leases outstanding, at period end	2.66%	2.77%	2.91%	3.03%	3.10%

- more -

ZIONS BANCORPORATION
Press Release – Page 13
January 28, 2013

Nonaccrual Loans by Portfolio Type
(Excluding FDIC-Supported Loans)
(Unaudited)

(In millions)	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011

Loans held for sale	$—	$—	$—	$—	$18

Commercial:
Commercial and industrial	91	103	133	149	127
Leasing	1	1	1	1	2
Owner occupied	206	223	240	245	239
Municipal	9	6	—	—	—
Total commercial	307	333	374	395	368

Commercial real estate:
Construction and land development	108	125	115	148	220
Term	125	155	182	191	156
Total commercial real estate	233	280	297	339	376

Consumer:
Home equity credit line	14	12	14	17	18
1-4 family residential	70	66	76	87	91
Construction and other consumer real estate	5	6	8	8	12
Bankcard and other revolving plans	1	1	1	1	—
Other	1	2	2	3	3
Total consumer	91	87	101	116	124
Total nonaccrual loans	$631	$700	$772	$850	$886

Net Charge-Offs by Portfolio Type
(Unaudited)

(In millions)	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Commercial:
Commercial and industrial	$(1)	$3	$9	$17	$9
Leasing	2	—	—	—	—
Owner occupied	7	10	10	8	33
Municipal	—	—	—	—	—
Total commercial	8	13	19	25	42

Commercial real estate:
Construction and land development	(7)	—	(2)	(2)	13
Term	7	16	13	18	24
Total commercial real estate	—	16	11	16	37

Consumer:
Home equity credit line	6	2	6	4	6
1-4 family residential	4	4	5	7	7
Construction and other consumer real estate	—	1	—	1	1
Bankcard and other revolving plans	1	2	1	2	2
Other	—	—	1	—	—
Total consumer loans	11	9	13	14	16
Total net charge-offs	$19	$38	$43	$55	$95

- more -

ZIONS BANCORPORATION
Press Release – Page 14
January 28, 2013

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)

	Three Months Ended
	December 31, 2012		September 30, 2012		June 30, 2012
(In thousands)	Average balance	Average rate	Average balance	Average rate	Average balance	Average rate
ASSETS
Money market investments	$8,652,394	0.28%	$7,990,243	0.27%	$7,786,191	0.26%
Securities:
Held-to-maturity	740,297	5.29%	758,761	5.32%	797,843	5.72%
Available-for-sale	2,958,311	3.01%	3,052,559	2.93%	3,084,771	3.34%
Trading account	21,793	2.74%	13,691	3.20%	18,877	3.15%
Total securities	3,720,401	3.46%	3,825,011	3.41%	3,901,491	3.82%

Loans held for sale	231,710	3.22%	183,224	3.52%	157,308	3.99%

Loans [1]:
Loans and leases	36,685,969	4.78%	36,585,753	4.86%	36,155,395	5.00%
FDIC-supported loans	559,643	15.12%	613,710	17.27%	661,597	14.84%
Total loans	37,245,612	4.94%	37,199,463	5.07%	36,816,992	5.17%
Total interest-earning assets	49,850,117	4.01%	49,197,941	4.15%	48,661,982	4.27%
Cash and due from banks	1,259,311		1,000,159		1,025,681
Allowance for loan losses	(925,943)		(964,676)		(1,006,606)
Goodwill	1,014,986		1,015,129		1,015,129
Core deposit and other intangibles	53,083		57,345		61,511
Other assets	3,014,503		3,060,914		3,132,314
Total assets	$54,266,057		$53,366,812		$52,890,011

LIABILITIES
Interest-bearing deposits:
Savings and money market	$22,356,014	0.20%	$22,025,891	0.23%	$21,957,941	0.25%
Time	3,038,934	0.64%	3,162,165	0.69%	3,264,853	0.75%
Foreign	1,597,513	0.23%	1,472,437	0.29%	1,490,695	0.35%
Total interest-bearing deposits	26,992,461	0.25%	26,660,493	0.28%	26,713,489	0.31%
Borrowed funds:
Securities sold, not yet purchased	3,320	—%	2,062	—%	6,128	1.90%
Federal funds purchased and security repurchase agreements	429,653	0.14%	453,209	0.14%	474,026	0.14%
Other short-term borrowings	6,293	1.71%	8,273	1.73%	13,290	2.00%
Long-term debt	2,318,478	8.80%	2,297,409	8.93%	2,329,608	11.25%
Total borrowed funds	2,757,744	7.42%	2,760,953	7.46%	2,823,052	9.32%
Total interest-bearing liabilities	29,750,205	0.91%	29,421,446	0.96%	29,536,541	1.17%
Noninterest-bearing deposits	17,918,890		16,817,085		16,228,973
Other liabilities	610,316		606,973		582,743
Total liabilities	48,279,411		46,845,504		46,348,257
Shareholders’ equity:
Preferred equity	1,126,566		1,765,162		1,830,845
Common equity	4,862,972		4,758,858		4,713,318
Controlling interest shareholders’ equity	5,989,538		6,524,020		6,544,163
Noncontrolling interests	(2,892)		(2,712)		(2,409)
Total shareholders’ equity	5,986,646		6,521,308		6,541,754
Total liabilities and shareholders’ equity	$54,266,057		$53,366,812		$52,890,011

Spread on average interest-bearing funds		3.10%		3.19%		3.10%

Net yield on interest-earning assets		3.47%		3.58%		3.56%
1 Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

- more -

ZIONS BANCORPORATION
Press Release – Page 15
January 28, 2013

GAAP to Non-GAAP Reconciliation
(Unaudited)

Tangible Return on Average Tangible Common Equity
	Three Months Ended
(Amounts in thousands)	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011

Net earnings applicable to common shareholders (GAAP)	$35,605	$62,322	$55,215	$25,489	$44,420

Adjustments, net of tax:
Impairment loss on goodwill	583	—	—	—	—
Amortization of core deposit and other intangibles	2,677	2,692	2,704	2,722	3,011
Net earnings applicable to common shareholders, excluding the effects of the adjustments, net of tax (non-GAAP) (a)	$38,865	$65,014	$57,919	$28,211	$47,431

Average common equity (GAAP)	$4,862,972	$4,758,858	$4,713,318	$4,644,722	$4,583,748
Average goodwill	(1,014,986)	(1,015,129)	(1,015,129)	(1,015,129)	(1,015,125)
Average core deposit and other intangibles	(53,083)	(57,345)	(61,511)	(65,837)	(70,345)
Average tangible common equity (non-GAAP) (b)	$3,794,903	$3,686,384	$3,636,678	$3,563,756	$3,498,278

Number of days in quarter (c)	92	92	91	91	92
Number of days in year (d)	366	366	366	366	365

Tangible return on average tangible common equity (non-GAAP) (a/b/c*d)	4.07%	7.02%	6.41%	3.18%	5.38%

This press release presents the non-GAAP financial measure previously shown. The adjustments to reconcile from the applicable GAAP financial measure to the non-GAAP financial measure are included where applicable in financial results presented in accordance with GAAP. The Company considers these adjustments to be relevant to ongoing operating results.
The Company believes that excluding the amounts associated with these adjustments to present the non-GAAP financial measure provides a meaningful base for period-to-period and company-to-company comparisons, which will assist investors and analysts in analyzing the operating results of the Company and in predicting future performance. This non-GAAP financial measure is used by management and the Board of Directors to assess the performance of the Company’s business for evaluating bank reporting segment performance, for presentations of Company performance to investors, and for other reasons as may be requested by investors and analysts. The Company further believes that presenting this non-GAAP financial measure will permit investors and analysts to assess the performance of the Company on the same basis as that applied by management and the Board of Directors.
Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although non-GAAP financial measures are frequently used by stakeholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.

# # #